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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated July 30, 1999, except for Notes 2 and 9 as to which the date is September 8, 1999, relating to the financial statements and financial statement schedule of FreeMarkets, Inc. and Subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
September 8, 1999